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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


           Pursuant to Section 13 or 15(d) of the Securities Exchange
                                   Act of 1934

                Date of Report (Date of earliest event reported):
                                September 3, 1998


                                PHARMERICA, INC.
             (Exact name of Registrant as specified in its charter)



  Delaware                          0-20606                     11-2310352
  --------                          -------                     ----------
(State or other                 (Commission File                (Employer
jurisdiction of                     Number)                   Identification
incorporation)                                                   Number)


                  3611 Queen Palm Drive, Tampa,  Florida 33619
--------------------------------------------------------------------------------
                    (Address of principal executive offices)


                                 (800) 237-7676
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)


                                       N/A
--------------------------------------------------------------------------------
                         (Former name or former address,
                          if changed since last report)




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ITEM 2. ACQUISITION OF ASSETS.

         PharMerica, Inc. (the "Registrant") reports the following acquisition to inform its security holders:

         Pursuant to an Asset Purchase Agreement dated August 19, 1998, the Registrant acquired an institutional pharmacy services business in the New Mexico area, National Institutional Pharmaceutical Services Inc. ("NIPSI") through arm's-length negotiations with the acquired company's shareholder, Integrated Health Services, Inc ("IHS").

         The purchase price was approximately $20,900,000, payable in cash. The cash utilized in this acquisition was obtained from the Registrant's credit facility with Chase Manhattan Bank.

         Closing of the acquisition occurred August 19, 1998. The Registrant intends to continue the acquired operations through a subsidiary.




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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

         (a) and (b) It is impracticable to provide the required financial statements of the acquired businesses described in Item 2 and pro forma financial information at this time. This information will be filed within 60 days.

         (c) Exhibits. The exhibits filed as a part of this Report are listed in the Index to Exhibits immediately following the signature page.




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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            PHARMERICA, INC.



                                            By: /s/ Thomas C. Hofmeister
                                                --------------------------------
                                                Thomas C. Hofmeister
                                                Vice President and Corporate
                                                Controller




Date:    September 3, 1998





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                                  EXHIBIT INDEX
EXHIBIT NO.
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     2*   Asset Purchase Agreement dated August 19, 1998 by and between
          Registrant, NIPSI and IHS.

     99   Press Release


* The exhibits to the Asset Purchase Agreement have been omitted but the Registrant shall furnish supplementally a copy of any omitted exhibit to the Commission upon request.



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